SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 20, 2009

SINO-GLOBAL SHIPPING
AMERICA, LTD.
(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36-09 Main Street
Suite 9C-2
Flushing, NY 11354
(Address of principal executive offices and zip code)

(718) 888-1814
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 20, 2009, the Registrant entered into an Agreement for a Joint Venture (the “Agreement”) with Rocklands Richfield Limited (“RCI”), an Australian company.  Pursuant to the Agreement, the Registrant and RCI will each invest up to $500,000 to form and operate a company domiciled in the British Virgin Islands (the “JV Company”).  The JV Company will operate independently of RCI and the Registrant and will provide shipping-related services as approved by the JV Company’s board of directors.  The Registrant and RCI will each own one-half of the JV Company, and the JV Company will distribute any dividends equally to the Registrant and RCI, as permitted by applicable laws.

ITEM 8.01                      OTHER EVENTS.

On February 25, 2009, the Registrant issued a press release disclosing the joint venture described in Item 1.01.  A copy of the press release is attached as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.
	10.1	Agreement for a Joint Venture dated February 20, 2009 between Sino-Global Shipping America, Ltd. and Rocklands Richfield Limited.
	99.1	Press release, dated February 25, 2009, entitled “Sino-Global Signs Joint Venture Agreement with Rocklands Richfield Limited.”

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

Date	By:	/s/ Cao Lei
Cao Lei
Chief Executive Officer

Dated:  February 25, 2009

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Agreement for a Joint Venture dated February 20, 2009 between Sino-Global Shipping America, Ltd. and Rocklands Richfield Limited.
99.1	Press release, dated February 25, 2009, entitled “Sino-Global Signs Joint Venture Agreement with Rocklands Richfield Limited.”